Exhibit 3.1

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                PHOTOWORKS, INC.

                                    ARTICLE I

                                     Offices

      (1) Registered Office and Registered Agent: The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

      (2) Other Offices: The corporation may have other offices within or outside the State of Washington at such place or places as the Board of Directors may from time to time determine.

                                   ARTICLE II

                             Shareholders' Meetings

      (1) Meeting Place: All meetings of the shareholders shall be held at the principal place of business of the corporation, or at such other place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

      (2) Annual Meeting Time: The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such hour as may be determined by the Board of Directors.


      (3) Special Meetings: Special meetings of the shareholders for any purpose may be called at any time by the President, the Board of Directors, or the holders of not less than one-tenth of all shares entitled to vote at the meeting.

      (4) Notice:

            (a) Notice of the time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days, and not more than sixty days, prior to the meeting to each shareholder of record entitled to vote at such meeting.

            (b) At least ten days and not more than sixty days prior to the meeting, written or printed notice of each special meeting of shareholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be delivered personally, or mailed to each shareholder of record entitled to vote at such meeting.

      (5) Voting Record: At least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for the inspection of any shareholder.

      (6) Quorum: Except as otherwise required by law:

            (a) A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation entitled to vote at such meeting.

            (b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of shareholders at which a quorum as in this paragraph defined is present shall be sufficient to transact business.

      (7) Voting of Shares: Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name in the books of the corporation.

      (8) Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of this corporation after the record date. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

      (9) Proxies: A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      (10) Action by Shareholders Without a Meeting: Any action required or which may be taken at a meeting of shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.

      (3) Waiver of Notice: A waiver of any notice required to be given any shareholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.

      (4) Action of Shareholders by Communications Equipment: Shareholders may participate in a meeting of shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

      (13) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 14, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and such business must be a proper subject for stockholder action under the Washington Business Corporation Act. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder's notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the company's most recent proxy statement) not less than 45 days nor more than 120 days prior to the date on which the corporation first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year's annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owners if any on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, and
(ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(c) Notwithstanding anything in this Section 14 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this section. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by this section shall be delivered to the Secretary at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder's notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the company's most recent proxy statement) not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(e) Only those persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors at any meeting of stockholders. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this section and, if any proposed nomination or business is not in compliance with this section, to declare that such defective proposal shall be disregarded.

(f) For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 9, 13, 14 or 15(d) of the Exchange Act.

(g) Notwithstanding the foregoing provisions of this Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Section 14. Nothing in this Section 14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                  ARTICLE III

                                      Stock

      (1) Certificates: Shares may but need not be represented by certificates. Unless otherwise provided by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates. If shares are represented by certificates, certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President, or a Vice President, and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue.

      At a minimum each certificate of stock shall state:

            (a) The name of the issuing corporation;

            (b) that the corporation is organized under the laws of this state;

            (c) the name of the person to whom issued;

            (d) the number and class of shares and the designation of the series, if any, which such certificate represents; and

            (e) the par value of each share represented by such certificate or a statement that such shares are without par value.

            (f) if the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the Board's authority to determine variations for future series, summarized either on the front or back of the certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information upon written request and without charge.

      (2) Uncertificated Shares:

            (a) Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issue of any of the corporation's classes or series of shares without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

            (b) Within a reasonable time after the issue of shares without certificates, the corporation shall send the shareholder a complete written statement of the information required on certificates as provided in Article III
(1) herein.

      (3) Transfers:

            (a) Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

            (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or any assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

            (c) Shares of uncertificated stock shall be transferred upon receipt by the corporation of a written request for transfer signed by the shareholder. Within a reasonable time after the transfer, the corporation will acknowledge to such shareholder that said shares have been transferred on the books of the corporation.

      (4) Registered Owner: Registered shareholders shall be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Washington. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

            (a) The classification of shareholder who may certify;

            (b) The purpose or purposes for which the certification may be made;

            (c) The form of certification and information to be contained therein;

            (d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the corporation; and

            (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

      Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

      (5) Mutilated, Lost or Destroyed Certificates: In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as they might determine or establish such other procedures as they deem necessary.

      (6) Fractional Shares or Scrip: The corporation may: (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

      (7) Shares of Another Corporation: Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the corporation.

                                   ARTICLE IV

                               Board of Directors

      (1) Powers: The management of all the affairs, property and interest of the corporation shall be vested in a Board of Directors. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

      (2) Number and Tenure: The number of directors which shall constitute the entire Board of Directors of this corporation shall be not less than three (3) nor more than fifteen (15), the specific number to be set by resolution of the Board. The number of directors may be changed from time to time by amendment to these Bylaws, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in paragraphs (3) and (4) hereunder. Directors need not be shareholders of the corporation or residents of the State of Washington and need not meet any other qualifications.

            The Board shall be divided into three classes: Class I Directors, Class II Directors and Class III Directors. Each such class of directors shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders' meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected as Class I Directors shall serve for a term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected as Class II Directors shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors by classes and the directors first elected as Class III Directors shall serve for a term ending at the annual meeting to be held in the third year following the first election of directors by classes. Notwithstanding the foregoing, each director shall serve until his successor shall have been elected and qualified or until his earlier death, resignation or removal.

            At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose terms then expire as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. Newly created directorships resulting from any increase in the number of directors or any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected to fill a vacancy in accordance with the preceding sentence shall be of the same class as the director he succeeds and shall hold office for the remainder of the full term of such class, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

            Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as director of the class of which he is a member, until the expiration of his current term or his earlier death, resignation or removal. If there are any newly created directorships or vacancies on the Board, the Board shall allocate any such directorship or vacancy to that of the available classes of directors whose term of office is due to expire at the earliest dated following such allocation.

      (3) Vacancies: All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

      (4) Removal of Directors: Unless the Articles of Incorporation provide otherwise, at a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.

      (5) Regular Meetings: Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the corporation or at such other place or places, either within or without the State of Washington, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders.

      (6) Special Meetings:

            (a) Special meetings of the Board of Directors may be called at any time by the President or by any director, to be held at the principal place of business of the corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director at least twenty four hours prior to the time of the special meeting by any means of notice authorized hereunder. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

            (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

      (7) Quorum:

            (a) A majority of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

      (8) Waiver of Notice: Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

      (9) Registering Dissent: A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      (10) Executive and Other Committees: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other standing or special committees. The Executive Committee shall have and may exercise all the authority of the Board of Directors, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board of Directors shall see fit; provided that, notwithstanding the above, no committee of the Board of Directors shall have the authority to: (1) Declare distributions, except at a rate or in periodic amount determined by the Board of Directors; (2) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (3) fill vacancies on the Board of Directors or any committee thereof; (4) amend the Bylaws; (5) authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board of Directors; (6) fix compensation of any director for serving on the Board of Directors or on any committee thereof; (7) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; (8) reduce earned or capital surplus; or (9) appoint other committees of the Board of Directors or the members thereof. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation. The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

      (11) Remuneration: No stated salary shall be paid directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.

      (12) Loans and Guarantees: The corporation may not lend money to or guarantee the obligation of a director of the corporation.

      (13) Action by Directors Without a Meeting: Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee as the case may be. Such consent shall have the same effect as a unanimous vote.

      (14) Action of Directors by Communications Equipment: Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

                                    ARTICLE V

                                    Officers

      (1) Designations: The officers of the corporation shall be a President, one or more Vice-Presidents (one or more of whom may be Executive Vice-Presidents), a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person, except the offices of President and Secretary.

      (2) The President: The President shall preside at all meetings of shareholders and directors, shall have general supervision of the affairs of the corporation, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

      (3) Vice-Presidents: During the absence or disability of the President, the Executive Vice-Presidents, if any, and the Vice-Presidents in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

      (4) Secretary and Assistant Secretaries: The Secretary shall issue notices for all meetings, except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders or directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board of Directors.

      (5) The Treasurer: The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform such other duties incident to his office or that are properly required of him by the Board of Directors. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the President or the Board of Directors.

      (6) Delegation: In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

      (7) Vacancies: Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

      (8) Other Officers: Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      (9) Term - Removal: The officers of the corporation shall hold office until their successors are appointed and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      (10) Bonds: The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                            Distributions and Finance

      (1) Distributions: The Board of Directors may authorize a distribution of money or other property to the corporation's shareholders in the form of a dividend or a purchase, redemption or other acquisition of the corporation's shares; provided that no distribution may be made if, after giving it effect, either:

            (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or

            (b) the corporation's total assets would be less than the sum of its total liabilities plus the amount which would be needed to satisfy any shareholder's preferential rights in liquidation if the corporation is in the process of liquidation at the time of the authorization of the distribution.

      The stock transfer books may be closed for the making of distributions during such periods of not exceeding sixty days, as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the corporation, may authorize distributions to only the holders of record at the close of business, on any business day not more than sixty days prior to the date on which distribution is made.

      (2) Measure of Effect of Distribution: For purposes of determining whether a distribution may be authorized by the Board of Directors and paid by the corporation under Article VI, Paragraph (1) of these bylaws, the effect of distribution is measured,

            (a) in the case of a distribution by purchase, redemption or other acquisition of the corporation's shares, as of the earlier of (i) the date on which the money or other Property is transferred to the shareholders or the date on which the debt is incurred by the corporation; or (ii) the date on which the shareholder ceases to be a shareholder with respect to the acquired shares; and

            (b) in any other case, (i) as of the date on which the distribution is authorized, if payment occurs within one hundred and twenty days thereafter; or (ii) the date of payment if such date occurs more than one hundred and twenty days after the date of authorization.

      (3) Reserves: Before making any distribution, there may be set aside out of the sum available to the corporation for distribution such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reverse fund to meet contingencies, or for equalizing distributions, or for maintaining any property of the corporation, or for any other purpose. Any sum in any year which is not distributed in that year shall be deemed to have been thus set aside until otherwise disposed of by the Board of Directors.

      (4) Depositories: The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                   ARTICLE VII

                                     Notices

      Notice of any meeting of shareholders, directors or any committee of directors shall be validly given if transmitted in accordance with the provisions of RCW 23B.01.410. Oral notice of a meeting of the Board of Directors or any committee of the Board of Directors is authorized as a valid means of notice.

                                  ARTICLE VIII

                                      Seal

      The corporate seal of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the corporation.

                                   ARTICLE IX

                                 INDEMNIFICATION

      (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been such a director or officer, he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such person if the corporation is prohibited by the nonexclusive provisions of the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

      (2) Right of Claimant to Bring Suit. If a claim under Section 1 of this
Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

      (3) Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in these Articles shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

      (4) Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

      (5) Indemnification of Employees and Agents of the Corporation. The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

                                    ARTICLE X

                                Books and Records

      The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

                                   ARTICLE XI

                                   Amendments

      (1) By Shareholders: These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

      (2) By Directors: The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of this corporation. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders meeting.

      (3) Emergency Bylaws: The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster.

      Adopted by resolution of the corporation's Board of Directors on September 23, 2004


                                                       //s// Loran Cashmore Bond
                                                       Secretary